   As filed with the Securities and Exchange Commission on September 27, 1996
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                      OLYMPIC CASCADE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                             6711
  (State or other jurisdiction       (Primary Standard Industrial                Applied for
of incorporation or organization)     Classification Code Number)    (I.R.S. Employer Identification No.)

                         1001 Fourth Avenue, Suite 2200
                            Seattle, Washington 98154
                                 (206) 622-7200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Steven A. Rothstein
                              Chairman of the Board
                         1001 Fourth Avenue, Suite 2200
                            Seattle, Washington 98154
                                 (206) 622-7200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy To:

                            Lawrence B. Fisher, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5000
                                 ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed         Proposed
                                   Amount           maximum           maximum         Amount of
   Title of each class of          to be         offering price      aggregate       registration
securities to be registered    registered (1)       per unit       offering price       fee(2)

Common Stock, $.02             1,041,758 shares  Not Applicable    Not Applicable     $2,918.72
par value per share

(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of National Securities Corporation, a Washington corporation ("NSC"), in the proposed merger of NSC with a wholly owned subsidiary of the Registrant. Includes 196,510 shares reserved for issuance to holders of registered stock options of NSC in connection with the Registrant's adoption Of NSC's 1996 Stock Option Plan and assumption of all then outstanding stock and stock option awards previously granted by NSC under its 1996 Stock Option Plan and similar option plans.

(2) Determined solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(1) the registration fee has been calculated on the basis of the average of the high and low bid prices of the Common Stock of NSC on the Nasdaq SmallCap Market on September 26, 1996.

                                 ---------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                              CROSS REFERENCE SHEET

Form S-4
  Item                                                                  Location
- --------                                                                --------
   1.    Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus............................      Facing Page of Registration Statement;
                                                                   Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus

   2.    Inside Front and Outside Back Cover Pages of
         Prospectus..........................................      Inside Front Cover Page and Outside
                                                                   Back Cover Page of Proxy
                                                                   Statement/Prospectus

   3.    Risk Factors, Ratio of Earnings to Fixed Charges
         and Other Information...............................      Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus; General
                                                                   Information; Risks and Adverse
                                                                   Effects; Proposed Reorganization

   4.    Terms of the Transaction............................      Proposed Reorganization

   5.    Pro Forma Financial Information.....................      Not Applicable

   6.    Material Contacts with the Company Being
         Acquired............................................      Not Applicable

   7.    Additional Information Required for Reoffering by
         Persons and Parties Deemed to Be Underwriters.......      Not Applicable

   8.    Interests of Named Experts and Counsel..............      Proposed Reorganization

   9.    Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities......      Not Applicable

   10.   Information with Respect to S-3 Registrants.........      Not Applicable

   11.   Incorporation of Certain Information by Reference...      Not Applicable

   12.   Information with Respect to S-2 or S-3 Registrants..      Not Applicable

   13.   Incorporation of Certain Information by Reference...      Not Applicable

   14.   Information with Respect to Registrants Other Than
         S-2 or S-3 Registrants..............................      Not Applicable

   15.   Information with Respect to S-3 Companies...........      Not Applicable

   16.   Information with Respect to S-2 or S-3 Companies....      Not Applicable

   17.   Information with Respect to Companies Other Than
         S-2 or S-3 Companies................................      Not Applicable

   18.   Information if Proxies, Consents or Authorizations

         are to be solicited.................................      General Information; Proposed
                                                                   Reorganization; Security Ownership of
                                                                   Certain Beneficial Owners and
                                                                   Management

   19.   Information if Proxies, Consents or Authorizations
         are not to be Solicited, or in an Exchange Offer....      Not Applicable

                         NATIONAL SECURITIES CORPORATION
                         1001 Fourth Avenue, Suite 2200
                            Seattle, Washington 98154

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To be Held
                              On November 20, 1996

To the Stockholders of National Securities Corporation:

               A Special Meeting of Stockholders of National Securities Corporation, a Washington corporation (the "Company"), will be held at the Company's office at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154 at 1:30 p.m., local time, on November 20, 1996, for the following purposes:

               1. To approve the creation of a holding company by approving the Agreement and Plan of Merger described in the accompanying Proxy Statement/Prospectus;

               2. To transact such other business as properly may come before the meeting.

               Every holder of record of common stock, par value $0.02 per share ("Common Stock") of the Company at the close of business on October 18, 1996 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A proxy statement and form of proxy with respect to the Special Meeting are enclosed herewith. In addition, holders of Common Stock may be entitled to assert dissenter's rights under Revised Code of Washington 23B.13.020. A copy of such chapter is enclosed with the Proxy Statement/Prospectus.

                                            By Order of the Board of Directors

                                            STEVEN A. ROTHSTEIN

                                            Chairman of the Board, President

Seattle, Washington
________________, 1996

                         NATIONAL SECURITIES CORPORATION
                      OLYMPIC CASCADE FINANCIAL CORPORATION
                         1001 Fourth Avenue, Suite 2200
                            Seattle, Washington 98154

                         PROXY STATEMENT/PROSPECTUS FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 20, 1996

               This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of National Securities Corporation (the "Company") of proxies to be voted at a special meeting of stockholders, to be held on November 20, 1996 (the "Special Meeting"), and at any adjournments thereof. This Proxy Statement/Prospectus is first being sent to stockholders on or about October 18, 1996.

               At the Special Meeting, the Company's stockholders will be asked to approve the Agreement and Plan of Merger attached as Appendix A hereto (the "Agreement"). The Board of Directors of the Company is recommending approval of the Agreement in connection with a proposed corporate reorganization that will create a holding company structure for the Company (the "Reorganization"). Olympic Cascade Financial Corporation ("Olympic"), a wholly owned subsidiary of the Company that has been newly formed to effect the Reorganization will become the parent holding company of the Company. All outstanding shares of the Company's common stock, $.02 par value per share (the "Company Common Stock") will be converted on a share-for-share basis into shares of common stock of Olympic, $.02 par value per share (the "Olympic Common Stock"). As a result, the owners of Company Common Stock will become the owners of Olympic Common Stock. Subsequent to the Reorganization, the Company will continue to carry on its present business as a subsidiary of Olympic. See "Proposed Reorganization."

               This Proxy/Prospectus also serves as the Prospectus of Olympic under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 1,041,758 shares of Olympic Common Stock in connection with the Reorganization.

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER OLYMPIC OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF OLYMPIC COMMON STOCK, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                  --------------------------------------------

               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is October 18, 1996.

                              AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington DC 20549, and at the Commission's New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its Washington address. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

               Following completion of the Reorganization described in this Proxy Statement/Prospectus, Olympic will file such reports and other information under the Exchange Act, and Olympic will send its stockholders annual reports containing financial information that has been examined and reported upon, with an opinion represented by, independent public accountants, and quarterly reports with condensed financial information that has been reported on by independent public accountants. Upon completion of the Reorganization, Olympic Common Stock will be listed on the Nasdaq SmallCap Market.

               A registration statement on Form S-4 under the Securities Act has been filed with the Commission with respect to Olympic Common Stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all information set forth in such registration statement, certain portions of which may have been omitted pursuant to rules and regulations promulgated by the Commission. The omitted information may be obtained from the Commission as indicated above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available upon request from National Securities Corporation, 1001 Fourth Avenue, Suite 2200 Seattle, Washington 98154, telephone (206) 622-7200. In order to ensure timely delivery of the documents, any request should be made by November 1, 1996.

               The following documents filed with the Commission by the Company are incorporated in this Proxy Statement/Prospectus by reference:

                      (a) Annual Report on Form 10-K of the Company for the
               fiscal year ended September 29, 1995;

                      (b) Quarterly Reports on Form 10-Q of the Company for the
               quarters ended December 29, 1995, March 29, 1996 and June 28, 1996, respectively; and

                      (c) Information Statement for the Annual Meeting of
               Stockholders for the Company held on February 17, 1996.

                      (d) the description of the Company's common stock set
               forth in the Company's registration statements filed pursuant to
               Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement/Prospectus modifies and replaces such statement. All documents filed by the Company pursuant to the Exchange Act, subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part of this Proxy Statement/Prospectus from the date of the filing of such documents.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION ....................................................    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................    3

GENERAL INFORMATION ......................................................    6

RISKS AND ADVERSE EFFECTS ................................................    8

PROPOSED REORGANIZATION ..................................................    8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT ...........................................................   14

Appendix A - Agreement and Plan of Merger
Appendix B - Certificate of Incorporation of Olympic

                               GENERAL INFORMATION

Voting Rights and Solicitation of Proxies

               The Board knows of no matters likely to be brought before the Special Meeting other than those described in this Proxy Statement/Prospectus. If any other matters, not now known or determined, properly come before the Special Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgement in such matters pursuant to discretionary authority granted in the proxy.

               Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the Special Meeting to the Secretary or Assistant Secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the Special Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Special Meeting will not serve to revoke a proxy. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum.

               All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR approval of the Agreement. An affirmative vote of the majority of votes present at the meeting is necessary for approval of the Agreement. In all cases, shares with respect to which authority is withheld, abstentions and broker non-votes that are not voted will not be included in determining the number of votes cast.

               The costs of solicitation of proxies will be borne by the Company. In addition, the Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of Company Common Stock. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telecopy, telex or special delivery.

Record Date and Beneficial Ownership

               Only holders of record of Company Common Stock at the close of business on October 18, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, the Company had outstanding 845,248 shares of Company Common Stock (excluding treasury shares), each of which is entitled to one vote. Of that total, 343,794 (or approximately 34.0%) is beneficially owned by Steven A. Rothstein, the Company's Chairman of the Board. Mr. Rothstein has informed the Company that he will vote in favor of the approval of the Agreement.

Market Price of National Securities Corporation Common Stock

               The Company's Common Stock is traded on the Nasdaq SmallCap Market. On September 26, 1996, the high and low bid prices for Company Common Stock on the Nasdaq SmallCap Market prior to public announcement of the proposed reorganization were $8.25 and $8.00, respectively.

                            RISKS AND ADVERSE EFFECTS

               Risks Associated with Increase in Authorized Capital Stock. The articles of incorporation of the Company authorize 5,000,000 shares of Common Stock, $.02 par value (the "Common Stock"). The certificate of incorporation of Olympic authorizes 10,000,000 shares of Common Stock, $.02 par value and 2,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").
The increase in the number of shares of Common Stock authorized allows Olympic to issue a greater amount of Common Stock than would otherwise be the case under the Company's articles of incorporation which may have the effect of diluting the stockholders of Olympic. In addition, the certificate of incorporation of Olympic authorizes the Board of Directors to fix the rights, preferences, privileges and restrictions of one or more series of the authorized shares of Preferred Stock without further vote or action by the stockholders. Issuance of the authorized Preferred Stock by the Board of Directors of Olympic could have the effect of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Common Stock of Olympic under Delaware law.

                             PROPOSED REORGANIZATION

               General. The Board of Directors of the Company has unanimously approved, and recommended that the stockholders approve, a proposed corporate reorganization pursuant to the Agreement. The Reorganization will create a parent holding company and convert the Company Common Stock into Olympic Common Stock on a share-for-share basis. The affirmative vote of a majority of the outstanding shares of Company Common Stock is required for approval of the Agreement.

               Business of the Company and Olympic. The Company conducts a national securities brokerage business through its main office in Seattle, Washington, and through its 37 branch offices located in 16 states. The Company's business includes securities brokerage for individual clients, market-making trading activities and corporate finance services. The Company's principal executive offices are located at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, telephone number (206) 622-7200. Olympic, a newly formed, wholly-owned subsidiary of the Company, was organized under the laws of the State of Delaware specifically for the purpose of becoming the new parent holding company in the Reorganization. Its executive offices are located at the Company's principal executive offices referred to above. Olympic has newly formed a wholly-owned subsidiary, MergerSub, Inc. ("MergerSub"), specifically to effect the Reorganization. Neither Olympic nor MergerSub has any significant assets or capitalization nor has engaged in any business or prior activities other than in connection with the Reorganization. The current business of the Company and its subsidiaries will be operated by Olympic and its subsidiaries, including the Company, after the Reorganization.

               If the Agreement is approved by the stockholders and not terminated by the Board of Directors of Olympic, the Reorganization will become effective at the close of business on the date that an appropriate articles of merger is filed with the Washington Secretary of State as required by Washington law. The Company anticipates that the Reorganization will become effective promptly following the Special Meeting.

               Immediately following the Reorganization, Olympic will have the same consolidated assets, liabilities and stockholders' equity and the same directors and executive officers as the Company had immediately prior to such date. However, there will be a change in the state of incorporation from the Company to Olympic since the Company is now a Washington corporation and Olympic is a Delaware corporation.

               The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Company Common Stock and no shares of preferred stock. As of the date hereof, 845,248 shares of Company Common Stock are issued and outstanding.

               Terms and Conditions of the Reorganization. The following is a summary of the terms and conditions of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, incorporated in this Proxy Statement/Prospectus by reference and attached hereto as Appendix A, and to the Certificate of Incorporation of Olympic attached to this Proxy Statement/Prospectus as Appendix B.

               The formation of the holding company structure contemplated by the Agreement will be accomplished through the Reorganization pursuant to which MergerSub will be merged with and into the Company. The Reorganization, pursuant to the terms and conditions of the Agreement, is scheduled to become effective at 12:01 a.m., Eastern Standard Time, on November 21, 1996 (the "Effective Time"), at which time the separate existence of MergerSub will cease and the Company, as the surviving corporation in the Reorganization, will become a wholly-owned subsidiary of Olympic. Following the Reorganization, the Company will continue to operate under the name "National Securities Corporation" and Olympic will be known as "Olympic Cascade Financial Corporation".

               Under the Agreement, by virtue of the Reorganization, (i) in exchange for shares of MergerSub Common Stock, Olympic will transfer to MergerSub the numbers of shares of Olympic Common Stock equal to the number of shares of Company Common Stock, respectively, issued and outstanding or held in treasury of the Company; (ii) each share of Company Common Stock issued and outstanding or held in treasury prior to the Effective Time will be exchanged for Olympic Common Stock, respectively, upon the merger of MergerSub into the Company; (iii) each share of Olympic Common Stock owned by the Company prior to the Effective Time will be automatically cancelled and retired; and (iv) each share of MergerSub Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into one share of Company Common Stock. As a result of the transactions described above, Olympic will in effect replace the Company as the publicly held corporation, and each stockholder of the Company immediately before the Effective Time will own, immediately after the Effective Time, the same number of shares of the same class of Olympic Common Stock as such stockholder owned of Company Common Stock immediately before the Effective Time.

               Stock certificates representing Company Common Stock will, at the Effective Time, automatically represent Olympic Common Stock. Stockholders of Company Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Following the Reorganization, certificates bearing the name of Olympic will be issued in the normal course upon surrender of outstanding Company Common Stock certificates for transfer or exchange. If any stockholder surrenders a certificate representing shares of Company Common Stock for transfer or exchange and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing Company Common Stock, it will be a condition to such transfer and that the person requesting such transfer or exchange that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer and that the person requesting such transfer or exchange either (i) pay Olympic or its agents any taxes or other governmental charges required by reason of the issuance of a certificate registered in a name other than that appearing on a surrendered certificate or
(ii) establish to the satisfaction of Olympic or its agents that such taxes or other governmental charges have been paid.

               The Reorganization will not be consummated unless the following conditions are satisfied: (i) approval of the Agreement by the requisite vote of stockholders of the Company; receipt of an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Olympic and the Company, with respect to the federal income tax consequences of the Reorganization; (ii) approval for quotation of the shares of Olympic Common Stock issuable in the Reorganization on the Nasdaq SmallCap Market; and (iii) effectiveness of the Registration Statement covering the shares of Olympic Common Stock issuable in the Reorganization.

               Reasons for the Reorganization. The Board has unanimously approved the Agreement. In determining to approve the Agreement, the Board concluded that the formation of a holding company structure for the Company will provide a framework that can better accommodate future growth from internal operations, will broaden the alternatives available for future financing and will generally provide greater administrative and operational flexibility. In the course of its review, the Board concluded that a holding company structure would better reflect the managerial responsibilities for the different businesses in which the Company is engaged and in which subsidiaries may one day be engaged. The Board also believes that a holding company structure would broaden future financing alternatives by allowing the operating subsidiaries of Olympic to borrow funds from financial institutions and securing such borrowings by either pledging capital stock of the holding company or causing the holding company to guarantee the borrowings of the subsidiaries.

               Certificate of Incorporation, Bylaws, and Rights of Stockholders of Olympic. The Certificate of Incorporation and Bylaws of Olympic are substantially identical to the Restated Certificate of Incorporation and Bylaws of the Company. Holders of Olympic Common Stock immediately after the Reorganization will have essentially the same rights as holders of Company Common Stock immediately before the Reorganization except the authorized capital stock of Olympic will consist of 10,000,000 shares of Common Stock, $.02 par value and 2,000,000 shares of Preferred Stock, $.01 par value, as compared to 5,000,000 shares of Common Stock, $.02 par value and no shares of Preferred Stock of the Company. The Company's Certificate of Incorporation and Bylaws are included in the materials incorporated by reference in this Proxy Statement/Prospectus and Olympic's Certificate of Incorporation and Bylaws are included as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

               Dividends. It is anticipated that the current dividend policy of the Company will be maintained as the dividend policy of Olympic following the Reorganization and related transactions, subject to future earnings and the financial condition of Olympic and its subsidiaries and other factors.

               Indebtedness. All of the Company's currently outstanding debt obligations will continue to be obligations of the Company after the Reorganization.

               Stock Option Plans. Pursuant to the Agreement, Olympic will adopt, as of the Effective Time, the Company's 1996 Stock Option Plan, and will assume all the then outstanding stock and stock option awards previously granted by the Company under the 1996 Stock Option Plan and other similar Stock Option Plans (collectively, the "Stock Option Plans") so that after the Effective Time all such stock options will be exercisable, and all such awards granted, for Olympic Common Stock on the same terms and conditions as applied to the Company Common Stock before the Effective Time. Olympic will, after the Effective Time, be able to grant awards to acquire Olympic Common Stock pursuant to the Stock Option Plans on the same terms and conditions as the Company was able to grant such awards before the Effective Time. A vote in favor of the Agreement will also constitute stockholder approval of the adoption by Olympic of the Stock Option Plans in connection with the Reorganization.

               Exchange Act Filings. Following the Effective Time, Olympic will file reports and other information under the Exchange Act, and it is expected that the Company will cease to be a reporting company under the Exchange Act upon consummation of the Reorganization.

               Nasdaq SmallCap Market Quotation. The Company anticipates that the Olympic Common Stock will be approved for quotation on the Nasdaq SmallCap Market under the same symbol ("NATS") as the Company Common Stock. At the Effective Time, the Company Common Stock will cease to be quoted on the Nasdaq SmallCap Market. As a practical matter, current owners of the Company Common Stock will continue to be able to sell their shares of Company Common Stock (or, after the Effective Time, Olympic Common Stock) on the Nasdaq SmallCap Market without interruption.

               Regulatory Approvals. The consummation of the transactions described herein do not require the approval of, or compliance with rules promulgated by, any federal or state regulatory authority.

               Amendment or Termination of the Agreement. The Agreement may be terminated or abandoned at any time prior to the Effective Time, whether before or after stockholder approval, by action of the Board of Directors of Olympic. The Company, Olympic and MergerSub, by action of their respective Boards of Directors, may amend, modify or supplement the Agreement at any time before or after its approval by the stockholders of the Company. After such approval, no such amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

               Federal Income Tax Consequences. The Company and Olympic have been advised by their counsel, Orrick, Herrington & Sutcliffe LLP, New York, New York, that, in their opinion, for United States federal income tax purposes, assuming that the Reorganization will take place as described in the Agreement:

               (i) No gain or loss will be recognized by the Company, Olympic or the stockholders of the Company upon the conversion or exchange of the Company Common Stock for Olympic Common Stock pursuant to the Agreement;

               (ii) The tax basis of Olympic Common Stock received by the Company's stockholders pursuant to the Agreement will be the same as their tax basis in the Company Common Stock converted or exchanged; and

               (iii) The holding period of Olympic Common Stock to be received by the Company's stockholders in connection with the Agreement will include the period during which the Company Common Stock being converted or exchanged was held, provided that the Company Common Stock is held as a capital asset in the hands of the stockholder at the Effective Time.

               Although it is not anticipated that state or local income tax consequences to stockholders will vary substantially from the federal income tax consequences described above, stockholders of the Company are urged to consult with their own tax advisors with respect thereto, as well as with respect to any foreign taxes applicable to foreign stockholders.

               Appraisal Rights. Holders of Company Common Stock may be entitled to asset dissenters' rights under Revised Code of Washington 23B.13.020.

               Description of Olympic Capital Stock. The authorized number of shares of capital stock of Olympic is identical to that of the Company. At the Effective Time, the number of outstanding shares of Olympic Common Stock will in each case be identical to the number of corresponding shares of the Company outstanding prior to the Effective Time. At the Effective Time, the number of shares of Olympic Common Stock held in Olympic's treasury will similarly be identical to the number of corresponding shares held in the Company's treasury.

               As is now the case with the Company Common Stock, no holder of Olympic Common Stock has any preemptive rights. The shares of Olympic Common Stock to be issued pursuant to the Reorganization or any shares of Olympic Common Stock to be issued upon exercise of stock options under the Stock Option Plans of the Company as they will be assumed by Olympic will be validly issued, fully paid and nonassessable.

               Holders of Olympic Common Stock are entitled to receive such dividends as are declared by the Board of Directors of Olympic and are entitled to cast one vote for each share on all matters voted upon by stockholders. Upon liquidation of Olympic, holders of Olympic Common Stock are entitled to share equally and ratably in any assets available for distribution to them.

               The registrar and transfer agent for Olympic Common Stock and Company Common Stock is TranSecurities International, Spokane, Washington.

               Legal Opinions. The validity of the shares of Olympic Common Stock to which this Proxy Statement/Prospectus relates will be passed upon for the Company and Olympic by Orrick, Herrington & Sutcliffe LLP, New York, New York, counsel for each of the Company and Olympic.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

           The following table sets forth, as of September 26, 1996, the beneficial ownership of Company Common Stock by each (i) director and executive officer of the Company who is a beneficial owner of any shares of Common Stock,
(ii) person known to the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock and (iii) by all executive officers and directors as a group.

NAME AND ADDRESS                        TITLE OF CLASS    NUMBER OF SHARES    PERCENT OF CLASS
- ----------------                        --------------    ----------------    ----------------

Steven A. Rothstein                      Common Stock          343,794(1)            34.0%(2)
2737 Illinois Road
Wilmette, IL  60091

Norman S. Lynn                           Common Stock           93,713(3)            10.1%(2)
P.O. Box 1675
Highland Park, IL  60035

Robert I. Kollack                        Common Stock           82,688                8.9%(2)
1001 Fourth Avenue, Suite 2200
Seattle, WA  98154

Mark McCloskey                           Common Stock           22,050                2.5%(2)
1001 Fourth Avenue, Suite 2200
Seattle, WA  98154

Alexander H. Slivka                      Common Stock            1,654                0.2%(2)
1001 Fourth Avenue, Suite 2200
Seattle, WA  98154

Larry Wells                              Common Stock           55,125(4)             6.5%
10600 N. DeAnza Boulevard
Cupertino, CA  95014

A. Richards Rule                         Common Stock           54,190                6.4%
7770 El Camino Real
Carlsbad, CA  92009

Maynard Mall Realty Trust                Common Stock           63,000                7.5%
95 Main Street
Maynard, MA

All executive officers and directors     Common Stock          543,899               45.3%
as a group (5 persons)(1)(2)(3)

- ------------------------

(1) Includes shares owned directly by spouse and children. Also includes vested but unexercised options.

(2)     Assumes exercise of all vested options.

(3)     Includes vested but unexercised options.

(4) Includes shares owned by Anacapa Venture Partners and Sundance Venture Partners.

                                  APPENDIX A



                                                                      OH&S DRAFT
                                                                        09/09/96

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the [______] day of, 1996, is entered into among NATIONAL SECURITIES CORPORATION, a Washington corporation ("NSC"), OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation and a wholly-owned subsidiary of NSC ("Olympic"), and MERGERSUB, INC., a Washington corporation and a wholly-owned subsidiary of Olympic ("MergerSub") (NSC and MergerSub is each, individually, a "Constituent Corporation" and are, collectively, the "Constituent Corporations").

                              W I T N E S S E T H:

            WHEREAS, the board of directors of NSC has determined that it is in the best interests of NSC and its stockholders to reorganize the corporate structure of NSC by creating a holding company structure and, in order to effect such reorganization, NSC has caused the incorporation of Olympic and Olympic has caused the incorporation of MergerSub for the purpose of merging MergerSub with and into NSC (the "Merger") in accordance with the applicable provisions of the Washington Business Corporation Act (the "WBCA"), pursuant to which Merger all outstanding shares of common stock of NSC will be converted into an equal number of shares of common stock of Olympic, with the result and effect that present stockholders of NSC will become stockholders of Olympic, NSC will become a wholly-owned subsidiary of Olympic, and the corporate existence of MergerSub will terminate;

            WHEREAS, the authorized capital stock of NSC consists of 10,000,000 shares of common stock, par value $.02 per share ("NSC Common Stock"). As of the date hereof, [___________] shares of NSC Common Stock are issued and outstanding;

            WHEREAS, the authorized capital stock of Olympic consists of 5,000,000 shares of common stock, par value $.02 per share ("Olympic Common Stock") of which 100 shares are issued and outstanding and held by NSC;

            WHEREAS, the authorized capital stock of MergerSub consists of 100 shares of common stock, no par value ("MergerSub Common Stock"), all of which shares are issued and outstanding and held by Olympic;

            WHEREAS, in accordance with the applicable provisions of the WBCA, the board of directors of NSC has approved this Agreement and the Merger, and the other transactions contemplated hereby, such Merger and other transactions to be on the terms and conditions set forth in this Agreement, and has directed that this Agreement be submitted to the holders of NSC Common Stock at a meeting of such stockholders for the purpose of considering and voting on the adoption of this Agreement; and

            WHEREAS, the respective boards of directors of Olympic and MergerSub have approved this Agreement and the other transactions contemplated hereby.

            NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCA, MergerSub shall be merged with and into NSC at the Effective Time (as defined in Section 3). Following the Effective Time, the separate corporate existence of MergerSub shall cease and NSC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of MergerSub in accordance with the WBCA.

            2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction of the conditions set forth in Section 9 at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, unless another date or place is agreed to in writing by the parties hereto.

            3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 9, the parties shall file articles of merger or other appropriate documents (the "Articles of Merger") executed in accordance with the relevant provisions of the WBCA and shall make all other filings or recording required under the WBCA. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Washington Secretary of State, or at such other time as MergerSub and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

            4. Certificate of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of NSC, as in effect at the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation, and each shall thereafter remain in full force and effect from and after the Effective Time until repealed, altered or amended, in each case in accordance with its terms and the WBCA.

            5. Directors and Officer. The directors and officers of NSC immediately prior to the Effective Time (including, without limitation, the members of committees of the board of directors of NSC) shall be the directors and officers of the Surviving Corporation immediately after the Effective Time (including, without limitation, the members of committees of the board of directors of the Surviving Corporation). Such directors and officers of the Surviving Corporation shall hold office from and after the Effective Time until their respective successors are duly elected or appointed, as the case may be, and take office.

            6. Conversion of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time:

                  (a) Olympic will issue and transfer [___________] shares of Olympic Common Stock to MergerSub in exchange for 100 shares of MergerSub Common Stock;

                  (b) Upon the merger of MergerSub into NSC, each share of NSC Common Stock issued and outstanding or held in the treasury of NSC at the Effective Time shall be converted into one fully paid and nonassessable share of Olympic Common Stock, it being understood that, by virtue of the Merger, no shares of NSC Common Stock shall be issued or outstanding after the Effective Time, except as set forth in clause (c) of this Paragraph 6, and, except as set forth in clause (c) of this Paragraph 6, each holder of a certificate representing any shares of NSC Common Stock shall, after the Effective Time, cease to have any rights with respect to such shares, except the right to receive one share of Olympic Common Stock for each share of NSC Common Stock represented by such certificate;

                  (c) Each of the 100 shares of Olympic Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto; and

                  (d) Each of the 100 shares of MergerSub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of NSC Common Stock.

            7. Exchange of Certificates. Following the Effective Time, each holder of an outstanding certificate or certificates representing shares of NSC Common Stock may, but shall not be required to, surrender the same to Olympic for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of Olympic Common Stock as the shares of NSC Common Stock previously represented by the stock certificates surrendered. If any certificate representing shares of Olympic Common Stock is to be issued in a name other than that in which the certificate representing NSC Common Stock surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such issuance shall either:

            (i) pay NSC or its agents any taxes or other governmental charges required by reason of the issuance of certificates representing shares of Olympic Common Stock in a name other than that of the registered holder of the certificate so surrendered; or

            (ii) establish to the satisfaction of Olympic or its agents that such taxes or governmental charges have been paid.

            Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented NSC Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Olympic Common Stock as though such surrender or transfer and exchange had taken place.

            8. Assumption of Obligations. Effective as of the Effective Time, NSC's 1996 Stock Option Plan (the "Stock Option Plan"), shall be adopted by Olympic without any further action by Olympic, and Olympic will thereafter assume all the then outstanding stock and stock option awards previously granted by NSC and the Stock Option Plan so that after the Effective Time all such stock options will be exercisable, and all such awards granted, for Olympic Common Stock on the same terms and conditions as applied to the NSC Common Stock before the Effective Time. Olympic will, after the Effective Time, be able to grant awards to acquire Olympic Common Stock pursuant to the Stock Option Plan on the same terms and conditions as NSC was able to grant such awards before the Effective Time.

            9. Conditions Precedent. The obligations of each of the Constituent Corporations and Olympic to consummate the Merger and the other transactions contemplated in this Agreement are subject to the fulfillment of each of the following conditions at or prior to the Effective Time:

                  (a) Consents of Third Parties. NSC shall have received all requisite consents, approvals and agreements of third parties necessary to ensure that neither this Agreement nor the Merger contemplated herein shall violate any provision of any material agreement, instrument, order, arbitration award, judgement or decree, to which NSC, Olympic or MergerSub is a party or by which it is bound, or give rise to any right to accelerate any material indebtedness of NSC, Olympic or MergerSub or any of their subsidiaries. All persons who have the right to acquire, or are parties to any agreement providing that they shall receive, shares of NSC Common Stock, which rights or agreements are not by operation of the terms of this Agreement and without any action on the part of such persons converted at the Effective Time into the right to acquire or an agreement to receive shares of Olympic Common Stock in lieu of shares of NSC Common Stock shall have entered into arrangements, satisfactory to NSC and Olympic, providing for the substitution of Olympic Common Stock for NSC Common Stock under such rights and agreements.

                  (b) Stockholder Approval. The Merger contemplated herein shall have received the approval of holders of Common Stock of each of the Constituent Corporations to the extent required by the WBCA and the respective Articles of Incorporation of the Constituent Corporations.

                  (c) Registration of Olympic Common Stock; Nasdaq SmallCap Market Quotation. A registration statement relating to the shares of Olympic Common Stock to be issued or reserved for issuance pursuant to the Merger and the other transactions contemplated herein shall be effective under the Securities Act of 1933, as amended, and shall not be the subject of any "stop order" thereunder. The Olympic Common Stock to be issued or reserved for issuance pursuant to the Merger and the other transactions contemplated herein shall have been approved for listing, subject to official notice of issuance, by the Nasdaq SmallCap Market.

                  (d) Tax Opinion. NSC shall have received an opinion from Orrick, Herrington & Sutcliffe LLP in form and substance satisfactory to NSC stating that, for federal income tax purposes. [ADD TAX OPINION, IF ANY].

                  (e) Litigation. There shall be no litigation, proceeding or actions pending or threatened concerning the Merger which in the judgment of the Board of Directors of NSC renders consummation of the Merger inadvisable.

                  (f) Reservation of Authorized Shares. At the Effective Time, Olympic shall have reserved and set aside from authorized but unissued shares of Olympic Common Stock or shares of Olympic Common Stock held in Olympic's treasury the number of shares of Olympic Common Stock necessary to satisfy the obligations assumed by Olympic hereunder to issue and deliver such shares in connection with the Merger, the Stock Option Plan and any other agreements or rights providing for the issuance of shares of NSC Common Stock, such reservation to continue so long as and to the extent required to satisfy such obligations assumed by Olympic.

            NSC has the right to waive any of the conditions set forth in this Paragraph 9.

            10. Termination, Amendment and Waiver. The Merger and this Agreement may be terminated or abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of NSC, or by action of the board of directors of NSC. The terms and conditions of this Agreement may be amended by the respective boards of directors of the parties without any further action or consent by the stockholders of NSC at any time prior to the Effective Time; provided, however, that no such amendment after the approval of this Agreement by the stockholders of NSC in accordance with the WBCA shall (a) alter or change the amount or kind of consideration to be received in exchange for all or any of the NSC Common Stock or the MergerSub Common Stock, (b) alter or change any terms of the Articles of Incorporation of NSC, or (c) alter or change any of the terms and conditions of this Agreement if, in any such case, such alteration or change would adversely affect the holders of NSC Common Stock or MergerSub Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. At any time prior to the Effective Time, the respective boards of directors of the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            11.   Miscellaneous.

                  (a) Assignment and Binding Effect. Neither Olympic nor any Constituent Corporation may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto. The respective rights and obligations under this Agreement shall be binding upon and inure to the benefit of Olympic and each of the Constituent Corporations, and their respective successors and assigns.

                  (b) Governing Law. This Agreement shall be governed as to its validity, interpretation and effect by the laws of the State of Washington without regard to principles of conflicts of laws, and so far as applicable, the merger provisions of the Delaware General Corporation Law.

                  (c) Captions. All captions and heading used herein are for convenient reference only and do not form part of this Agreement.

                  (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same Agreement.

            IN WITNESS OF, NSC, Olympic and MergerSub, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have each caused this Agreement to be executed and delivered by a duly authorized officer thereof as of the date and year first above written.

                              NATIONAL SECURITIES CORPORATION

                              By:_______________________________________________
                                 Steven A. Rothstein
                                 Chairman of the Board

                              OLYMPIC CASCADE FINANCIAL CORPORATION

                              By:_______________________________________________

                              MERGERSUB, INC.

                              By:_______________________________________________

                                  APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                      OLYMPIC CASCADE FINANCIAL CORPORATION

            The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, as amended, certifies:

            FIRST. The name of the Corporation is "Olympic Cascade Financial Corporation".

            SECOND. The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at that address is the Prentice-Hall Corporation System, Inc.

            THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

            FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $.02 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            The powers, preferences and rights of the shares of Preferred Stock and the Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

A.    Preferred Stock

            Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

B.    Common Stock

            (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

            (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

            (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same in the form received to the holders of shares of the Preferred Stock as their respective interests may appear, or the Corporation if no shares of Preferred Stock are then outstanding, and until so delivered will hold the same in trust for such holders or the Corporation.

            (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

            (e) No stockholder shall be entitled to any preemptive right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation.

            FIFTH. The name and mailing address of the incorporator are as follows:

Name                                Mailing Address

            SIXTH. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

            SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation.

            EIGHTH. The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

            NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to further limit the personal liability of directors to the Corporation or its stockholders, the liability of directors will be limited or eliminated to the maximum extent permitted by law as so amended.

            TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            TWELFTH. Special meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, or by the duly elected officers of the Corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of __________, 1996 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.

                                          ______________________________________

                                          By:___________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law and Article VI of Olympic's Bylaws provide for indemnification of Olympic's directors and officers in a variety of circumstances, which may include liabilities under the Act.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper benefit. Article Ninth of Olympic's Certificate of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

Item 21.  Exhibits and Financial Statement Schedules.

(a)     Exhibits

Exhibit

Number    Description

2. Form of Agreement and Plan of Merger among Olympic, MergerSub, and National Securities Corporation (included as Appendix A to the Proxy Statement/Prospectus).

3.1 Form of Certificate of Incorporation of Olympic (included as Appendix B to the Proxy Statement/Prospectus).

3.2       Form of By-Laws of Olympic.

3.3       Form of Articles of Incorporation of MergerSub, Inc.

3.4       Form of By-Laws of MergerSub, Inc.

5. Form of Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Olympic, relating to the legality of Olympic Common Stock.

8.* Opinion of Orrick, Herrington & Sutcliffe LLP as to certain tax matters.

23. Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5 and 8).

24.       Power of Attorney (contained on Signature Page).

- ---------------------

*         To be filed by amendment.

99.1 Form of proxy card for special meeting of stockholders of National Securities Corporation on November 20, 1996.


(b)     Financial Statement Schedules

Not Applicable.

Item 22.  Undertakings.

               (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Olympic pursuant to the provisions described under Item 20 above, or otherwise, Olympic has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Olympic of expenses incurred or paid by a director, officer or controlling person of Olympic in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Olympic will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (2) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

               (3) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form.

               (4) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

               (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 26th day of September, 1996.

                                          OLYMPIC CASCADE FINANCIAL CORPORATION

                                          By:    /s/ Steven A. Rothstein
                                             -----------------------------------
                                                Steven A. Rothstein
                                                Chairman of the Board

               Each person whose signature appears below constitutes and appoints Steven A. Rothstein, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 of Olympic, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or him or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                     TITLE                    DATE

 /s/ Steven A. Rothstein    Chairman of the Board             September 26, 1996
- ------------------------    and Director
Steven A. Rothstein

 /s/ Robert I. Kollack      Chief Executive Officer,          September 26, 1996
- ------------------------    President and Director
Robert I. Kollack

 /s/ Jay W. Hanville        Chief Financial Officer           September 26, 1996
- ------------------------    and Treasurer
Jay W. Hanville

 /s/ Norman S. Lynn         Director                          September 26, 1996
- ------------------------
Norman S. Lynn

                                EXHIBIT INDEX


Exhibit
Number    Description

2. Form of Agreement and Plan of Merger among Olympic, MergerSub, and National Securities Corporation (included as Appendix A to the Proxy Statement/Prospectus).

3.1 Form of Certificate of Incorporation of Olympic (included as Appendix B to the Proxy Statement/Prospectus).

3.2       Form of By-Laws of Olympic.

3.3       Form of Articles of Incorporation of MergerSub, Inc.

3.4       Form of By-Laws of MergerSub, Inc.

5. Form of Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Olympic, relating to the legality of Olympic Common Stock.

8.* Opinion of Orrick, Herrington & Sutcliffe LLP as to certain tax matters.

23. Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5 and 8).

24.       Power of Attorney (contained on Signature Page).

99.1 Form of proxy card for special meeting of stockholders of National Securities Corporation on November 20, 1996.


- ------------
*         To be filed by amendment.